Exhibit 99.1

November 1, 2017

Dear Colleagues,

Today, the Department of Justice (DOJ) announced an agreement that will allow Entercom and CBS RADIO to move forward with their proposed combination. The agreement provides for the divestiture of certain radio stations and requires court approval. This is yet another important next step bringing us nearer to the close of the transaction.

In addition, Entercom announced today asset exchange agreements under which Beasley and iHeartMedia will acquire certain stations in Boston and Seattle, and local marketing agreements with Bonneville International Corporation for programming of certain stations in San Francisco and Sacramento. As it relates to CBS RADIO stations in these markets, the following is a breakdown of the prospective new owners and/or programmers:

Beasley	WBZ-FM/Boston
iHeart	WBZ-AM/Boston, WZLX-FM/Boston, KFNQ-AM/Seattle, KJAQ-FM/Seattle & KZOK-FM/Seattle
Bonneville	KMVQ-FM/San Francisco, KHTK-AM/Sacramento, KNCI-FM/Sacramento, KYMX-FM/Sacramento & KZZO-FM/Sacramento

It is important to remember that there are still further steps needed before the merger closes, including FCC approval and the completion of the CBS Exchange Offer which launched on Oct. 19 (scheduled to expire on Nov. 16 at 11:59 PM, ET). For now, we continue to operate our stations as usual. Please continue to forward all media inquiries to Jaime Saberito at 212-649-9639 or jaime.saberito@cbsradio.com.

There are still many questions that you may have regarding the divestiture of stations, including how they may affect you. We hope to be able to provide answers in the near future and appreciate your continued patience.

Thank you,

Andre

Forward-Looking Statements

This communication contains certain statements about CBS, CBS Radio and Entercom that are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These matters involve risks and uncertainties as discussed in CBS’s and Entercom’s respective periodic reports on Form 10-K and Form 10-Q and current reports on Form 8-K, filed from time to time with the SEC. The forward-looking statements contained in this press release may include statements about the expected effects on CBS, CBS Radio and Entercom of the proposed separation of CBS’s radio business and merger of CBS Radio with an Entercom subsidiary (collectively, the “Transaction”); the anticipated timing and benefits of the Transaction and CBS’s, CBS Radio’s and Entercom’s anticipated financial results; and also include all other statements in this press release that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases, or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of CBS, CBS Radio and Entercom (as the case may be) and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Transaction and other risks related to the completion of the Transaction and actions related thereto; CBS’s and Entercom’s ability to complete the Transaction on the anticipated terms and schedule, including the ability to obtain regulatory and shareholder approvals and the anticipated tax treatment of the Transaction and related transactions; the ability to obtain or consummate financing or refinancing related to the Transaction upon acceptable terms or at all; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, and future prospects; business and management strategies and the expansion and growth of Entercom’s operations; price or trading volume of Entercom’s common stock; failure to pay dividends to holders of Entercom’s common stock; impairment charges for FCC licenses and goodwill; Entercom’s ability to integrate CBS Radio’s business successfully after the closing of the Transaction and to achieve anticipated synergies; and the risk that disruptions from the Transaction will harm CBS’s, CBS Radio’s or Entercom’s businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and none of CBS, CBS Radio or Entercom undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

Important Notices and Additional Information

In connection with the Transaction, CBS has filed with the SEC a Schedule TO with respect to the exchange offer, CBS Radio has filed with the SEC a registration statement on Form S-4 and Form S-1, which the SEC has declared effective, containing a prospectus of CBS Radio relating to the exchange offer, and Entercom has filed with the SEC a registration statement on Form S-4 relating to the Transaction, which the SEC has declared effective, containing a prospectus of Entercom. Entercom has also filed a proxy statement on October 16, 2017. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND ANY AMENDMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CBS, CBS RADIO AND ENTERCOM AND THE TRANSACTION. Investors and security holders may obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of these materials may be obtained free of charge by accessing CBS’s website at www.cbscorporation.com, or from Entercom by accessing Entercom’s website at www.entercom.com. Shareholders may also read and copy any reports, statements and other information filed by CBS or Entercom with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. To obtain copies of the exchange offer prospectus and related documents, or for questions about the exchange offer or how to participate, please visit the website that CBS will maintain for the exchange offer at www.cbscorpexchange.com or contact the information agent, Georgeson LLC, at 1-866-741-9588 (toll-free in the United States) and 1-781-575-2137 (outside the United States).

None of CBS, CBS Radio, Entercom or their respective directors or officers makes any recommendation as to whether any CBS shareholder should participate in the exchange offer. This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

CBS, Entercom and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the

Transaction under the rules of the SEC. Information regarding CBS’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 17, 2017, and in its definitive proxy statement filed with the SEC on April 7, 2017, in connection with its 2017 annual meeting of stockholders. Information regarding Entercom’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 28, 2017, and in its definitive proxy statement filed with the SEC on March 17, 2017, in connection with its 2017 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement and proxy statement/prospectus and other relevant materials filed with the SEC.